UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 20, 2016
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia 22203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

 _________________________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01  Other Events.
On June 23, 2016, The AES Corporation (the “Company”) addressed a June 20, 2016 ruling by the Supreme Court of Ohio. On that date, the court issued an opinion in the appeal of the current electric security plan of The Dayton Power and Light Company (“DP&L”), the principal subsidiary of DPL Inc. (“DPL” and, together with DP&L, the “Subsidiaries”), which had been approved by the Public Utilities Commission of Ohio (“PUCO”) for the years 2014-2016 (the “ESP”) and which, among other matters, permitted DP&L to collect a non-bypassable service stability rider equal to approximately $9.2 million per month for each of those years. In the attached opinion, the court stated briefly, without expanding upon the basis, that the PUCO’s approval of the ESP was reversed on the authority of one of the court’s prior rulings in a separate case not involving the Subsidiaries.

Under Supreme Court of Ohio rules, the court is expected to issue a mandate with respect to its ruling within 10 days of the date that the opinion was issued, which may provide clarity on the Subsidiaries’ options in response to the ruling. If such options prove to be unavailable, the loss of the service stability rider is expected to have a material impact on the Company. However, the Subsidiaries do not pay dividends to the Company and therefore, the loss of the service stability rider would not impact expectations for Parent Free Cash Flow. The Company’s 2016 guidance and 2017-18 expectations were provided on May 9, 2016 and are not being updated at this time.

Additional information about DP&L’s February 22, 2016 filing with the Public Utilities Commission of Ohio for a new electric security plan beginning January 1, 2017, is included in the Annual Report on 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission. A copy of the Supreme Court of Ohio’s opinion on the ESP case referenced herein is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	In re Application of Dayton Power & Light Co., Slip Opinion No. 2016-Ohio-3490

Safe Harbor Disclosure

This 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2015 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2015 Annual Report on Form 10-K dated on or about February 23, 2016 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may also be obtained by visiting the Company’s website at www.aes.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date:	June 23, 2016	By:	/s/ Thomas M. O’Flynn
		Name:	Thomas M. O’Flynn
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

99.1        In re Application of Dayton Power & Light Co., Slip Opinion No. 2016-Ohio-3490